Exhibit 4.13
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                             ELEVENTH AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                   DATED AS OF APRIL 18, 1997, AS AMENDED

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.)

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY

                                 CIBC INC.

                          NATIONAL BANK OF CANADA

                      CITIZENS BUSINESS CREDIT COMPANY

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT
                 ------------------------------------------

                       Effective as of April 1, 2002



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                  WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA
COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC"), NATIONAL CITY BANK, a Delaware corporation, having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National City") and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement", and as subsequently amended as discussed below, the "Credit Agreement"); and

                  WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto pursuant to Assignment and Acceptance Agreements dated as of April 18, 1997 and July 22, 1997, respectively (M&T, CIBC, National City, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

                  WHEREAS, the Original Agreement was amended by a First Amendment dated as of September 4, 1997 for the purpose, among other things, of providing "Swingline Loans" (as described in the First
Amendment) under the credit facilities provided in the Original Agreement;
and

                  WHEREAS, the Credit Agreement was further amended by a Second Amendment dated as of December 31, 1997 for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Credit Agreement), and to revise the terms of the Credit Agreement with respect to dividends; and

                  WHEREAS, the Credit Agreement was further amended by a Third Amendment effective as of May 15, 1998 for the purpose, among other things, of reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

                  WHEREAS, the Credit Agreement was further amended by a Fourth Amendment effective as of December 1, 1998 for the purpose, among other things, of increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Credit Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Credit Agreement); and

                  WHEREAS, the Credit Agreement was further amended by a Fifth Amendment effective as of May 21, 1999, to, among other things, (a) waive the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Credit Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a proposed business acquisition by a UK subsidiary of Niagara Corporation, permit the Borrowers to provide guaranties to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary; and

                  WHEREAS, the Credit Agreement was further amended by a Sixth Amendment effective as of December 31, 1999 for the purpose of: (a) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities, (b) changing the definition of "Majority Banks" (as defined in the Credit Agreement); (c) clarifying the requirement that the consent of the Majority Banks is required in connection with any amendment or waiver of any provision of the Credit Agreement; and (d) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 17, 2001; and

                  WHEREAS, CITIZENS BUSINESS CREDIT COMPANY, having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania ("Citizens"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of National City (Citizens, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of February 1, 2000;

                  WHEREAS, the Credit Agreement was further amended by a Seventh Amendment effective as of March 31, 2000 to increase the aggregate amount of all payments under all Capitalized Leases and payments under operating leases, equipment leases or other leases of real or personal property that may be made by Borrowers and their Subsidiaries in any Fiscal Year without the prior written consent of the Agent from $800,000 to $2,000,000; and

                  WHEREAS, the Credit Agreement was further amended by an Eighth Amendment effective as of June 8, 2000 to extend the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 18, 2002; and

                  WHEREAS, the Credit Agreement was further amended by a Ninth Amendment effective as of June 28, 2001 for the purpose of: (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to December 31, 2002, (b) increasing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and (c) clarifying that the limitation on the amount that may be provided to Niagara Corporation (the parent company of the Borrowers) as a dividend is intended to include the proceeds of loans made under the Revolving Credit Facility that may be advanced to Niagara Corporation; and

                  WHEREAS, the Credit Agreement was further amended by a Tenth Amendment effective as of December 31, 2001 for the purpose of, among other things: (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to July 31, 2003, (b) increasing the interest payable with respect to the "Loans" (as such terms is defined in the Credit Agreement), and (c) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities; and

                  WHEREAS, PNC BANK, NATIONAL ASSOCIATION, a national banking company having an office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania ("PNC"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of National Bank of Canada (PNC, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of January 15, 2002; and

                  WHEREAS, COMERICA BANK, a national banking company having an office at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan ("Comerica"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of CIBC (Comerica, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of March 28, 2002; and

                  WHEREAS, the Borrowers have requested that the Agent and the Banks further amend the Credit Agreement for the purpose of, among other things: (a) changing the definition of "Eligible Inventory" (as defined in the Credit Agreement) to include work-in-process, (b) deleting the interest coverage ratio financial covenant and replacing it with a debt service coverage ratio financial covenant, (c) modifying the net worth financial covenant, and (d) adding a secured indebtedness covenant.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. The following definitions shall be added to Subsection
1.1 of the Credit Agreement:

                  `"Consolidated Cash Interest Expense": means Cash Interest Expense that would be reflected on the Consolidated statement of operations of Borrowers and their Subsidiaries in accordance with GAAP.'

                  `"Consolidated EBITDA": means EBITDA that would be reflected on the Consolidated income statement of Borrowers and their subsidiaries in accordance with GAAP.'

                  `"Consolidated Tangible Net Worth": means Tangible Net Worth that would be reflected on the Consolidated balance sheet of Borrowers and their Subsidiaries in accordance with GAAP."'

                  "Debt Service Coverage Ratio": means, as at and for the last day of any calendar quarter (a "determination date"), the ratio of:

                           (a) the sum for the period beginning on the first (1st) day of the Fiscal Year containing such determination date and ending on such determination date: (i) Consolidated Net Income, plus (ii) the aggregate amount deducted in determining such Consolidated Net Income, representing (w) interest expense,
          (x) depreciation, (y) amortization expense, and (z) other non-cash expenses, plus (iii) unfunded Capital Expenditure maintenance charges and expenses in an amount not to exceed Five Hundred Thousand Dollars ($500,000), in each case as determined in accordance with GAAP, to

                           (b) the sum of (i) interest expense for such period determined in accordance with GAAP, plus (ii) Capital Expenditures for such period determined in accordance with GAAP, plus (iii) current maturities of long-term Indebtedness for the Borrowers' next succeeding measurement period (as determined by the Agent in its sole discretion); provided, however, the resulting amount described in each of paragraph (a) and paragraph
          (b) immediately above shall be multiplied by (i) four (4), for each determination date ending on the last day of the first (1st) calendar quarter ending in any Fiscal Year of the Borrowers, (ii) two (2), for each determination date ending on the last day of the second (2nd) calendar quarter ending in any Fiscal Year of the Borrowers, and (iii) one and one-third (1.33), for each determination date ending on the last day of the third (3rd) calendar quarter ending in any Fiscal Year of the Borrowers.

                  `"EBITDA": means, for any Person, for any period, the sum of the following for such period: (a) Net Income for such period, plus (b) without duplication and to the extent deducted in computing such Net Income for such period, the sum of (i) Cash Interest Expense, plus (ii) income tax expense, plus (iii) depreciation and amortization expense, plus (iv) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in such Net Income for such period, losses on sales of assets outside of the ordinary course of business), plus (v) any other non-cash charges, and minus (c) to the extent included in computing such Net Income for such period, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in such Net Income for such period, gains on the sales of assets outside of the ordinary course of business), plus (ii) any other non-cash income.'

                  `"Senior Secured Indebtedness": means all outstanding Indebtedness of the Borrowers to the Agent pursuant to the Loan Documents to the extent repayment of such Indebtedness is, and at all times continue to be, secured by a perfected first priority Lien in favor of the Agent pursuant to the Collateral Documents.'

                  `"Tangible Net Worth": for any Person, means, at any time, the Net Worth of such Person at such time, as adjusted for accumulated other comprehensive income (or loss) of such Person from the beginning of the then-current fiscal year of such Person to such time determined in accordance with GAAP, and excluding any amount attributable to assets that would be classified as intangible assets under GAAP.'

      2. Amendment of Eligible Inventory Definition. The phrase ", work-in-process" is hereby added immediately following the phrase "raw materials" in clause (a) of the definition of "Eligible Inventory" contained in Subsection 1.1 of the Credit Agreement.

      3. Modification of Consolidated Net Worth Covenant. Subsection 6.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) Permit the Consolidated Tangible Net Worth of the Borrowers as at and for the last day of any calendar quarter (a
"determination date") to be less than an amount equal to:

                           (i) for each determination date falling in the
Fiscal Year of the Borrowers ending on December 31, 2002, Forty Nine Million Dollars ($49,000,000); and

                           (ii) for each determination date falling in the
Fiscal Year of the Borrowers commencing on January 1, 2003 and in each Fiscal Year of the Borrowers thereafter, an amount equal to the sum of (A) Forty Nine Million Dollars ($49,000,000), plus (B) one half (1/2) of the Consolidated Net Income of the Borrowers for the period beginning on the first (1st) day of the Fiscal Year containing such determination date and ending on such determination date;'

      4. Deletion of Interest Coverage Ratio; Replacement with Debt Service Coverage Ratio. Subsection 6.3(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c) Permit the Debt Service Coverage Ratio as at and for the last day of any calendar quarter to be less than 1.00 to 1.00; and"

      5. Addition of Senior Secured Indebtedness Ratio. A new Subsection 6.3(d) is hereby added to the Credit Agreement to read as follows:

                  "(d) Permit the ratio of Senior Secured Indebtedness to Consolidated EBITDA as at and for the last day of any calendar quarter (a "determination date") to be greater than 3.50 to 1.00; provided, however, for purposes of this Subsection 6.3(d) Consolidated EBITDA shall be multiplied by (i) four (4), for each determination date ending on the last day of the first (1st) calendar quarter ending in any Fiscal Year of the Borrowers, (ii) two (2), for each determination date ending on the last day of the second (2nd) calendar quarter ending in any Fiscal Year of the Borrowers, and (iii) one and one-third (1.33), for each determination date ending on the last day of the third (3rd) calendar quarter ending in any Fiscal Year of the Borrowers."

      6. This Eleventh Amendment shall be effective as of April 1, 2002.

      7. All capitalized terms used herein (including the introductory recitations above), unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

      8. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by all amendments thereto, including this Eleventh Amendment.

      9. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Eleventh Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

      10. This Eleventh Amendment may be executed by one or more of the parties to this Eleventh Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                 REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                    SIGNATURE PAGES IMMMEDIATELY FOLLOW




                  IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed and delivered by their respective duly authorized officers.

                        NIAGARA LASALLE CORPORATION

                        By:  /s/ Marc J. Segalman
                           ----------------------
                        Name:    Marc J. Segalman
                        Title:   Executive Vice President

                        LASALLE STEEL COMPANY

                        By:  /s/ Marc J. Segalman
                           ----------------------
                        Name:    Marc J. Segalman
                        Title:   Executive Vice President

                        MANUFACTURERS AND TRADERS TRUST
                        COMPANY

                        By:   Robert J. Kush
                           ----------------------
                        Name: Robert J. Kush
                        Title: Vice President

                        CITIZENS BUSINESS CREDIT COMPANY

                        By:  /s/ Donald Cmar
                            ----------------------
                        Name: Donald Cmar
                        Title: Vice President

                        THE PRUDENTIAL INSURANCE COMPANY OF
                        AMERICA

                        By:
                           -----------------------
                        Name:
                        Title:

                        PNC BANK, NATIONAL ASSOCIATION


                        By:  /s/ Stephen W. Boyd
                            ----------------------
                        Name:    Stephen W. Boyd
                        Title:   Vice President


                        COMERICA BANK

                        By: /s/ Richard S. Bagosy
                            ----------------------
                        Name:   Richard S. Bagosy
                        Title:  Vice President

                        MANUFACTURERS AND TRADERS TRUST
                        COMPANY, AS AGENT

                        By: /s/ Robert J. Kush
                            ----------------------
                        Name:   Robert J. Kush
                        Title:  Vice President


ACKNOWLEDGMENT
By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained in this Eleventh Amendment and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997, as amended from time to time:

NIAGARA CORPORATION


By:  /s/ Marc J. Segalman
-------------------------
Name:    Marc J, Segalman
Title:   Executive Vice President